EXHIBIT 99

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY:
JASON K. RAZA
CEO AND PRESIDENT
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Reports Second Quarter 2006 Revenue of $736,257 and Third Consecutive Quarter of Positive Earnings

NORTH ANDOVER, MASSACHUSETTS—August 7, 2006— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the second quarter ended June 30, 2006, net revenue was $736,256.99. On a GAAP basis, TouchStone Software’s second quarter net earnings were $182,026, or $0.01 per share diluted. As a percentage of sales, gross profit margin for the second quarter improved to 93% while net operating margin for the second quarter improved to 25%.

Financial Highlights

■	TouchStone Software’s revenue in the quarter grew by 103% from the same period a year ago
■	TouchStone Software ended the second quarter with cash and cash equivalents, restricted cash, and investments of $474,529 an increase of $28,200 from the end of the 1st quarter of 2006
■	Driver Agent online subscription services total active subscribers grew by 106% in the 2nd quarter from the 1st quarter

Financial Outlook

■	TouchStone Software expects net revenue for the Third quarter of 2006 to be between $700,000 and $900,000

“TouchStone continued to achieve strong growth in its new Driver Agent on-line business in the second quarter, achieving double digit growth over the previous quarter results,” said Jason Raza, president and chief executive officer of TouchStone Software Corporation. “Our results were somewhat impacted by bandwidth issues in April which caused some customers to not be able to reach the DriverAgent website. We resolved this by increasing our overall bandwidth commitment with our Internet Service Provider in early May which helped us to achieve our best one month in new DriverAgent subscriptions in the month of June. In addition, we are seeing a seasonal variation in sales during the summer period which we expect to end in September as well as a reduced demand for BIOS Upgrades which we expect to continue until Microsoft launches its’ Vista Operating System sometime in early 2007.”

Business Highlights:

■	TouchStone Software signed several new affiliate partners in the 2nd quarter including:

o	www.Computing.net (Alexa Ranking = 6293/ Google Page Ranking 7/10)

o	www.OReilly.com (Alexa Ranking= 1703/ Google Page Ranking 8/10)

■	TouchStone Software’s web traffic achieved new highs during the 2nd quarter:

o	Unique Visitors to were 1,141,182

o	Unique Visitors to were 2,125,965

o	Unique Visitors to were 720,49

■
TouchStone Software acquired one of the Internet’s top Device Driver destinations, www.DriverZone.com, in the 2nd Quarter. DriverZone.com’s traffic for the quarter was approximately 1,000,000 unique visitors

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers’ needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com.

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates